Viper Networks to Signs Definitive Agreement to Acquire the Telecommunications Assets
of Hammer Fiber Optics Holdings Corp

Troy, MI and Sarasota, FL - Troy, MI and Sarasota, FL - Viper Networks (OTCPK: VPER) today announced that it has entered into a definitive agreement to acquire the telecommunications assets of Hammer Fiber Optics Holdings Corp, now known as Hammer Technology Holdings (OTCQB: HMMR). This acquisition will be made in exchange for HMMR common stock beneficially owned by Viper Networks. The assets involved in this transaction include Endstream Communications, LLC, a wholesale voice operator, and 1stPoint Communications, LLC along with its subsidiaries, which encompass various competitive local exchange carriers, a mobile network operator, carrier services, and web hosting.

Michael Cothill, Hammer's Executive Chairman, commented, "The divestiture of our telecommunications assets marks the initial phase of a broader restructuring effort, as outlined in our Form 8-K filed on March 20th, 2024. This move will enable Hammer to concentrate its efforts on its fintech initiatives, including our leading HammerPay platform." HammerPay is a scalable, mobile-first financial services technology platform featuring an advanced digital wallet and neo-banking system, designed for global deployment in both developed and emerging markets.

Cothill added, "HammerPay is well-positioned to transform digital banking for unbanked populations worldwide. Our integrated technology assets are ready for deployment across various countries. Following the success of our pilot program in Liberia, HammerPay is set to expand its network of banking partners and customers, extending our reach across Africa and beyond. We believe this transaction with Viper Networks will enhance our mutual strategic goals."

Farid Shouekani, Chairman of Viper Networks, stated, "This acquisition represents a major milestone for Viper. We plan to integrate and expand 1stPoint's Everything Wireless strategy to encompass both energy and telecommunications. We will incorporate smart energy projects and green energy generation into the four existing pillars of our Everything Wireless strategy, which includes Fixed Wireless, Mobility, 'Over-the-Top' (OTT) technologies such as voice and messaging, and smart city solutions."

Erik Levitt, Managing Member and CEO of 1stPoint Communications, noted, "A critical factor in adopting 5G and future wireless broadband technologies is the availability of locations for deploying a radio access network that can achieve these speeds. Viper's strategy of combining smart energy technologies and energy generation projects will provide an ideal foundation for the effective and scalable deployment of these advanced technologies."

The transaction between the parties is pending regulatory approvals, with further details to be announced prior to closing.

About HammerPay

HammerPay (USA) Ltd, a wholly owned subsidiary and brand operated by Hammer Fiber Optics Holdings Corp., is a mobile-first digital technology product, powering stored-value digital services for businesses and consumers, including those previously left outside the digital revolution. HammerPay was developed to scale a highly attractive digital cash/cashless solution to be deployed along with partners around the world, delivering expertise for both developed and developing economies. HammerPay connects mobile consumers to cashless purchasing and bill payments, instantly enabling consumer broad adoption. For more information, contact Investor Relations at info@hammerpay.com.

About Hammer Fiber Optics Holdings Corp.

Hammer Fiber Optics Holdings Corp. (OTC:HMMR) is a company investing in the future of technology. Hammer has broadened its strategy to focus on the rapidly evolving world of innovative technology and in an effort to keep pace, has restructured the group to allow for the creation of several related verticals. Hammer has entered the Fintech industry which is rapidly becoming the mainstream technology powering today's telecommunication applications. For more information contact Investor Relations at info@hmmrgroup.com

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